EXHIBIT 8
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CONSENT OF INDEPENDENT AUDITORS (1)

We hereby consent to the use in this Annual Report on Form 40-F of our report dated February 25, 2005 relating to the consolidated financial statements of Western Oil Sands Inc, which appears in the Annual Report to Shareholders.

/s/ PRICEWATERHOUSECOOPERS LLP

Calgary, Alberta
March 31, 2005



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(1)  If PricewaterhouseCoopers LLP has an alternative for a consent, please use their form.